MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this "Agreement") is made effective this 19th day of November, 2020 (the "Effective Date"), between James Wolff ("Manager"), and VG Life Sciences, Inc., a Delaware corporation ("VGLS" or the "Company") each a "Party" and collectively the "Parties".

WHEREAS, VGLS wishes to retain Manager for corporate restructuring purposes (the "Restructuring").

WHEREAS, Manager will perform certain activities for VGLS with full power and authority thereof, that will include, but not be limited to; (i) General Management, (ii) legal representative, (iii) administration, (iv) hiring of Third Party Service Providers, (v) providing financing support, (vi) providing investment support, (vii) provide capital markets advisory services, (viii) service as a designee, assignee, Director, and/or Officer of VGLS (collectively, the "Management Services").

WHEREAS, Manager has the staff, expertise and capability to perform under the terms of this Agreement and the Management Services for the Company.

WHEREAS, Manager may also own a majority or minority stake in the Company, and be a Holder of Majority Control of the Company either through the ownership of securities with certain rights or privileges or through contractual agreements.

WHEREAS, Members of the Manager may also have Employment Agreements with the Company.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration not recited in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Term of Agreement**. The Term of this Agreement shall commence upon the signing date and end 60 months after that date (the "Term");

2. **Management Services**. The Manager agrees that it will generally provide the following specified services through its officers and employees during the Term specified;

    a. Consult and assist VGLS in Restructuring and executing the requisite agreements, filings, subscriptions to ensure success in Restructuring.

    b. Manage all agreed upon activities for VGLS including, but not limited to; reviewing business plans, strategies, budgets, proposed transactions, marketing and sale of VGLS assets or products, and other plans for the purpose of advancing the success of the VGLS and any and all other Management Services as required.

c. Conduct requisite administrative work for VGLS.

d. Retain other service providers on behalf of VGLS to successfully complete the Management Services as needed.

3. **Allocation of Time and Energies**. The Manager hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Manager from time to time by the officers and duly authorized representatives of the VGLS in connection with the conduct of its Management Services, so long as such activities are in compliance with applicable securities laws and regulations.

4. **Management Fees**. For undertaking this engagement and for other good and valuable consideration, the VGLS will pay to the Manager Management Fees as follows:

a. Manager shall be paid $500,000 per twelve (12) month period (the "Cash Management Fee") for the Management Services commencing upon execution of this Agreement.

b. Manager Shall be issued 9.9% of issued and outstanding common stock of Company as a signing bonus (the "Signing Bonus Shares").

c. Manager will also be paid in shares of Company stock based on the actual cost (not cost-plus) to Manager in providing the Management Services to Company parri passu with every dollar of the Cash Management Fee to be paid to Manager. Such Stock-for-Services shall be valued at the average closing price of the Company Stock per fiscal quarter, minus a fifty percent (50%) discount.

d. Any Stock received by Manager pursuant to the terms of this Agreement may not be sold by Manager for two (2) years from the date of such Stock's issuance (but not including the Signing Bonus Shares).

e. At Managers discretion, and in lieu of receiving any cash fees included herein (collectively, the "Cash-based Compensation"), Manager may elect to convert any of the Cash-based Compensation that is either; (i) past due, (ii) to be paid in the future, (iii) any combination thereof, into one or more convertible promissory notes.

i. Any amounts due to Manager that remain unpaid, for a period of not less than 90-days, may be converted, at the option of the Manager, into common stock of the Company at a conversion rate equal to a 75% discount from the lowest 30 day trailing bid prior to conversion by the Manager.

f. A $50,000 Early Termination Fee shall be due subject to the provisions of Section 6 below upon Termination by the Company.

g. Reimbursement of Expenses: The Company shall reimburse the Manager for all reasonable expenses incurred or paid by the Manager in connection with, or related to, the performance of services under this Agreement. The Manager shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Manager amounts shown on each such statement within thirty (30) days after receipt thereof with all expenses to be reimbursed hereunder to be due as of the end of the calendar year. Any expenses not reimbursed to Manager shall be subject to the provisions of Section 4e(i) above at Manager's discretion.

h. The Management Fee shall be fully paid and nonassessable and constitute payment for Manager's agreement to provide Management Services and is non-refundable, non-apportionable, and non-ratable; such shares of stock mentioned herein are not a pre-payment for future services. If Company decides to terminate this Agreement prior to the Term for any reason whatsoever, it is agreed and understood that the Manager will not be requested or demanded by Company to return any of the shares issued hereunder. It is understood that the Management Fee shares contemplated herein pursuant to this Agreement shall be in the name of James Wolff. The shares contemplated by this agreement are to be issued by the Transfer Agent as follows:

James Joseph Wolff
Address: 7465 Sunnypoint Road
Egg Harbor, Wisconsin 54209
EIN/TIN: 391-66-3256

Wire Transfer Details:
Bank Name: JP Morgan Chase Bank, N.A.
Account Name: James J Wolff, Susan S Wolff
Routing #: 083000137
Account #: 260929336

k. Notwithstanding anything to the contrary set forth in this Agreement, in the event of a "Change of Control" of the Company, Manager shall be entitled to receive (prior to the close of any such Change of Control) any remaining Stock-based compensation to which Manager would have been entitled (i) for the full value of the Services that Manager would have provided to Company hereunder during the full Term of this Agreement absent such Change of Control. In addition to the foregoing, in the event of a Change of Control of Company, Manager shall be entitled to receive and exercise (prior to the close of any such Change of Control) any and all corresponding warrants to which it is entitled with respect to this Agreement. For purposes of this Section 3(k), a "Change in Control" shall mean; (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company's assets, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which

the holders of capital stock of Company immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital stock of Company or the surviving or acquiring entity), or any transaction or series of transactions to which Company is a party in which in excess of fifty percent (50%) of Company's voting power is transferred, or (c) the exclusive license of all or substantially all of the intellectual property of Company to a third party.

5. **Indemnification**. VGLS warrants and represents that all oral communications, written documents or materials furnished to Manager by VGLS and with respect to financial affairs, operations, profitability and strategic planning are accurate and Manager may rely upon the accuracy thereof without independent investigation. VGLS will protect, indemnify and hold harmless Manager against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Manager's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Manager's communication or dissemination of information not provided or authorized by VGLS.

6. **Termination**: This Agreement may be terminated prior to the Term, for any reason, by Manager or VGLS. Notwithstanding this Agreement being Terminated prior to the full Term hereof, the Indemnification in Section 5 of this Agreement shall remain in effect, and any unpaid fees or expenses in Section 4 shall still be due to Manager, including, but not limited to the Early Termination Fee.

7. **Representations**. Manager represents that, other than the licenses and accreditations it already possesses, it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Manager acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Manager. Manager further acknowledges that it is not a securities Broker Dealer or a registered investment advisor.

8. **Legal Representation**. VGLS acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Manager represents that it has consulted with independent legal counsel and/ or its financial and business advisors, to the extent the Manager deemed necessary.

9. **Status as Independent Contractor**. Manager's engagement pursuant to this Agreement shall be as independent contractor with certain rights and privileges. Neither Party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Manager further acknowledges the consideration provided hereinabove is a gross amount of consideration and that VGLS will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Manager, and VGLS shall have no responsibility or duties regarding such matters. Neither VGLS nor the Manager

possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. **Attorney's Fee**. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11. **Waiver**. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party.

12. **Notices**. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other Party at the address as set forth herein below:

    To the Manager:
    James Wolff
    7465 Sunnypoint Road
    Egg Harbor, Wisconsin 54209

    To the Company:
    VG Life Sciences, Inc.
    447 Broadway
    2nd Floor, Unit 103
    New York, NY 10013

13. **Miscellaneous**: This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understandings and agreements between the Parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. It is understood that either Party may change the address to which notices for it shall be addressed by providing notice of such change to the other Party in the manner set forth in this paragraph.

14. **Choice of Law, Jurisdiction and Venue**. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, UNITED STATES. The Parties agree that the Superior Court for the State of Delaware will be the venue of any dispute and will have jurisdiction over all Parties.

15. **Arbitration**. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof or relating to Manager's activities or remuneration under this Agreement, shall be settled by binding arbitration in Delaware in accordance with the

applicable rules of the American Arbitration Association, judgment on the award rendered by the arbitrator(s) shall be binding on the Parties and may be entered into any court having jurisdiction as provided by Paragraph 14 herein. The provisions and successor statutes permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

16. **Complete Agreement**. This Agreement contains the entire agreement of the Parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AGREED TO:

"Manager" James Wolff

By: James J. Wolff

"Company" VG Life Sciences, Inc.

By: P S

Paul Strickland - Director
On behalf of the Board of Directors

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

VG LIFE SCIENCES, INC.

Issuance Date: October 12, 2022
Total Face Value of Note: $106,666.66
Initial Consideration: $96,000.00
Initial Original Issue Discount: $10,666.66 (10%)
Initial Principal Amount: $96,000.00
Maturity Date: October 11, 2023

THIS CONVERTIBLE PROMISSORY NOTE is issued by VG Life Sciences, Inc., a corporation duly organized and existing under the laws of the State of Delaware, designated as the Company's 10% Convertible Promissory Note in the principal amount of $96,000.00. This Note will become effective upon its execution by authorized agents of the Company and the Holder and delivery of the Initial Consideration by the Holder to the Company.

Section 1. **Definitions**. The following terms shall have the meanings ascribed to them below:

a. "***1933 Act***" shall mean the Securities Act of 1933, as amended.

b. "***1934 Act***" shall mean the Exchange Act of 1934, as amended.

c. "***Additional Consideration***" shall mean additional consideration paid by the Holder to the Company in such amounts and at such date or dates as the Holder may choose at its sole discretion.

d. "***Additional Consideration dates***" shall mean such date or dates the Holder provides Additional Consideration to the Company.

e. ***"Business Day"*** shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

f. ***"Common Stock"*** shall mean shares of the Company's common stock $0.0001 per share par value.

g. ***"Company"*** shall mean VG Life Sciences, Inc., a corporation duly organized and existing under the laws of the State of Delaware.

h. ***"Conversion Date"*** shall mean the date upon which the Holder submits a Conversion Notice to the Company.

i. ***"Conversion Notice"*** shall mean a notice in the form annexed hereto as Exhibit A properly completed and executed by an authorized agent of the Holder.

j. ***"Conversion Price"*** shall be equal to 55% of the average closing price of the Company's common stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. If the Company is placed on "chilled" status with the DTC, the Conversion Price shall be decreased by 10%, (*i.e.*, from 55% to 45%), until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's Fast Automated Securities Transfer (FAST) system, the Conversion Price shall be decreased by 5% (*i.e.*, from 55% to 50%). In the case of both occurrences, the Conversion Price adjustment shall be a cumulative (*i.e.*, from 55% to 40%). Any default of this Note not remedied within the applicable cure period will result in a permanent additional 10% decrease to the Conversion Price (*i.e.*, from 55% to 50%), in addition to any other discount, as provided above.

k. ***Default Rate*** shall mean the lesser of (a) 20% per annum and (b) the highest rate permitted by law.

l. **"*DTC*"** shall mean the Depository Trust Corporation.

m. **"*DWAC*"** shall mean Deposits and Withdrawal at Custodian.

n. **"*Effective Date*"** shall mean **October 12, 2022**.

o. **"*Event of Default*"** shall have the meaning ascribed to it in Section 6(a) below.

p. **"*Face Value*"** shall mean **$106,666.66**.

q. **"*Holder*"** shall mean Jim Wolff, its registered assigns or successors-in-interest.

r. ***"Initial Consideration"*** shall mean **$96,000.00**.

s. ***"Insolvency Event"*** shall mean if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, an involuntary bankruptcy petition is filed against the Company which is not dismissed within 30 days, files a petition or answer or

consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if information becomes publicly available indicating that unsecured claims against the Company are not expected to be paid.

t. ***"Interest"*** shall mean interest on the Principal Amount plus all other interest, fees, liquidated damages and/or items due to Holder under this Note at a rate of 10% per annum, compounded monthly.

u. ***"Mandatory Default Amount"*** shall mean 150% of the outstanding Principal Amount of this Note.

v. ***"Maturity Date"*** shall mean **October 11, 2023**.

w. ***"Note"*** shall mean this 10% Convertible Promissory Note.

x. ***"OID"*** shall mean an original issue discount of 10% of the Principal Amount, to be withheld by the Holder.

y. "***Principal Amount***" shall mean the amount of this Note outstanding at any given time.

z. "***Principal Market***" shall refer to the primary exchange on which the Company's common stock is traded or quoted.

aa. "***Required Reserve***" shall have the meaning ascribed to it in Section 5 (e) below.

bb. ***"Rule 144"*** shall mean Rule 144 of the Securities Act of 1933, as amended.

cc. ***"Transfer Agent"*** shall mean the Company's then current transfer agent.

dd. ***"Trading Day"*** shall mean a day on which there is trading or quoting for any security on the Principal Market.

ee. ***"SEC"*** shall mean the United States Securities and Exchange Commission.

ff. ***"Securities"*** shall mean this Note and the Common Shares into which it may be converted from time to time.

gg. ***"Underlying Shares"*** means the shares of common stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

hh. "***Use of Proceeds***" means the use of the Proceeds set forth on Schedule 1 annexed hereto.

Section 2. Payment Obligation.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of the Holder, the Principal Amount, Interest and all other interest, fees, liquidated damages and/or items due to Holder under this Note on the Maturity Date.

Section 3. Consideration.

a. Upon the execution of this Note, the Holder shall remit to the company the Initial Consideration and shall retain the OID for due diligence, legal fees and other fees and expenses incurred relating to this transaction.

b. The Company may only utilize the Initial Consideration in the manner set forth as the Use of Proceeds on Schedule 1, annexed hereto and shall promptly provide evidence thereof to Holder of such use in sufficient detail as reasonably requested by Holder.

c. The Holder may pay additional consideration to the Company in such amounts and at such dates as Holder may choose in its sole discretion. The Principal Amount shall be calculated based on the total Consideration paid by Holder plus OID and Interest, both which are prorated based on the Consideration paid, and all other interest or fees set forth in this Note. The Company shall not be required to repay any portion of the Note's Face Value that has not been funded.

Section 4. Prepayment

a. This Note may be prepaid by the Company, in whole or in part, according to the following schedule:

Days Since Effective Date	Prepayment Amount
Under 90	100% of Principal Amount
91-180	150% of Principal Amount

b. After 180 days from the Effective Date this Note may not be prepaid without written consent from Holder, which consent may be withheld, delayed or denied in Holder's sole and absolute discretion. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

Section 5. Conversion.

a. <u>Conversion Right</u>. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Price, but not to exceed the conversion limitation set forth in Section 5(f) below.

b. Stock Certificates or DWAC. Upon the Holder submitting a Conversion Notice to the Company, the Company shall deliver to the Holder or Holder's authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the 1933 Act) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in DTC's FAST program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply).

c. Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge by the Company to the Holder for any issuance fee, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Holder shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the Transfer Agent as a condition to effectuate such issuance.

d. Delivery Timeline. Provided the Holder submits Conversion Notice to the Company, if the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $2,000 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder's actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Amount of the Note and tack back to the Effective Date for purposes of Rule 144.

e. Reservation of Underlying Securities. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 5, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount) to Common Stock (the "**Required Reserve**"). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible). If the amount of shares on reserve

in Holder's name at the Company's transfer agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note.

f. Conversion Limitation. In the event the Holder submits a Conversion Notice to the Company that would, upon issuance of the requested shares, result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company, such Conversion Notice shall automatically be amended to reduce the number of requested shares such that that the issuance of amount of shares that would not result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company.

g. Conversion Delays. If the Company fails to deliver shares in accordance with the timeframe stated in Section 5(d) above, in addition to all other remedies available to the Holder, at any time prior to selling all of those shares, may rescind any portion of the particular conversion attributable to the unsold shares. The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

h. Shorting and Hedging. Holder may not engage in any "shorting" or "hedging" transaction(s) in the Common Stock prior to conversion.

i. Conversion Right Unconditional. Upon the Holder providing the Company with a Conversion Notice, the Company's obligations to deliver Common Stock as set forth in the Conversion Notice shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach the Company may hold against the Holder.

Section 6. Defaults and Remedies.

a. Events of Default. Each of the following shall, separately constitute an event of default (an "**Event of Default**"):

   i. a default in payment of any amount due hereunder which default continues for more than 5 Trading Days after the due date;

   ii. a default in the timely issuance of underlying shares upon and in accordance with terms of Section 5 above, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date;

   iii. failure by the Company for 3 Trading Days after notice has been received by the Company to comply with any material provision of this Note;

iv. failure of the Company to remain compliant with DTC, thus incurring a "chilled" status with DTC;

v. any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter;

vi. if the Company is subject to any Insolvency Event;

vii. any failure of the Company to satisfy its "filing" obligations under the 1934 Act and the rules and guidelines issued by the Company's Principal Market;

viii. failure of the Company to remain in good standing with its state of domicile;

ix. any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder;

x. failure by the Company to maintain the Required Reserve;

xi. failure of Company's Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days;

xii. any delisting from a Principal Market for any reason;

xiii. failure by Company to pay any of its Transfer Agent fees in excess of $2,000 or to maintain a Transfer Agent of record;

xiv. failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change;

xv. failure by the Company to provide the Holder with piggyback registration rights as set forth in Section 8.d below;

xvi. any trading suspension imposed by the SEC under Sections 12(j) or 12(k) of the 1934 Act;

xvii. failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of the current disclosure of the SEC and its Primary Market;

xviii. failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Holder of a change in the Use of Proceeds; or

xix. failure of the Company to abide by the terms of the right of first refusal as set forth in Section 8(e) below.

b. Remedies.

i. Upon the 5th Trading Day following the occurrence of any Event of Default, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the Mandatory Default Amount and tack back to the Effective Date for purposes of Rule 144.

ii. Upon the 5th Trading Day following the occurrence of any Event of Default that results in the eventual acceleration of this Note, the Principal Amount of this Note then due (including the Mandatory Default Amount) shall accrue interest at the Default Interest Rate.

iii. Upon the 5th Trading Day following the occurrence of any Event of Default that results in the eventual acceleration of this Note, an additional permanent 10% decrease to the Conversion Price set forth in Section 1.g above shall go into effect.

c. In connection with all remedies described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment of all amounts due under this Note. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

Section 7. **Representations and Warranties of Holder.** Holder hereby represents and warrants to the Company that:

a. Holder is an "accredited investor," as such term is defined in Regulation D of the 1933 Act and will acquire the Securities for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities

is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders' knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

b. The Holder is duly organized, validly existing and in good standing under the laws of the state of its formation or incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

c. All corporate action has been taken on the part of the Holder, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. The Holder has taken all corporate action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

d. The Holder acknowledges that each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 8. General.

a. Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

b. Assignment, Etc. The Holder may assign or transfer this Note and any Common Shares into which it may be converted from time to time, to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

c. Amendments. This Note may not be modified or amended, or any of the provisions of this Note waived, except by written agreement of the Company and the Holder.

d. Piggyback Registration Rights. The Company shall include on the next registration statement that the Company files with the SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note.

e. Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder's option, shall become a part of this Note and its supporting documentation. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

f. Governing Law; Jurisdiction.

   i. *Governing Law.* This Note will be governed by, and construed and interpreted in accordance with, the laws of the state of New York without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

   ii. *Jurisdiction and Venue.* Any dispute, claim, suit, action or other legal proceeding arising out of or relating to this Note or the rights and obligations of each of the parties shall be brought only in the state and federal courts located in New York County, New York.

g. No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

h. Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

i. Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

j. No Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a "bad actor" as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

k. Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on

l. Right of First Refusal. From and after the date of this Note and at all times hereafter while the Note is outstanding, the Parties agree that, in the event that the Company receives any written or oral proposal (the "**Proposal**") containing one or more offers to provide additional capital or equity or debt financing (the "**Financing Amount**"), the Company agrees that it shall provide a copy of all documents received relating to the Proposal together with a complete and accurate description of the Proposal to the Holder and all amendments, revisions, and supplements thereto (the "**Proposal Documents**") no later than 3 business days from the receipt of the Proposal Documents. Following receipt of the Proposal Documents from the Company, the Holder shall have the right (the "**Right of First Refusal**"), but not the obligation, for a period of 5 business days thereafter (the "**Exercise Period**"), to invest, at similar or better terms to the Company, an amount equal to or greater than the Financing Amount, upon written notice to the Company that the Holder is exercising the Right of First Refusal provided hereby. In furtherance of the Right of First Refusal, the Company agrees that it will cooperate and assist the Holder in conducting a due diligence investigation of the Company and its corporate and financial affairs and promptly provide the Holder with information and documents that the Holder may reasonably request so as to allow the Holder to make an informed investment decision. However, the Company and the Holder agree that the Holder shall have no more than 5 business days from and after the expiration of the Exercise Period to exercise its Right of First Refusal

hereunder. This Right of First Refusal shall extend to all purchases of debt held by, or assigned to or from, current stockholders, vendors, or creditors, all transactions under Sections 3(a)9 and/or 3(a)10 or the Securities Act of 1933, as amended, and all equity line-of-credit transactions.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this 10% Convertible Promissory Note to be duly executed on the day and in the year first above written.

VG Life Sciences, Inc.

By: Paul Strickland

Name: Paul Strickland

Title: Secretary

Email:

Address: 447 Broadway, 2nd Floor, Unit 103
New York, NY 10013

This 10% Convertible Promissory Note of **October 12, 2022**, is accepted as of the date first written above by

Jim Wolff

By: James J. Wolff
Jim Wolff

EXHIBIT A

FORM OF CONVERSION NOTICE

To be executed by the Holder in order to convert all or part of that certain 10% Convertible Promissory Note identified as the Note[1]

DATE: ________________________
FROM: **Jim Wolff** [or current Holder] (the "**Holder**")

Re: 10% Convertible Promissory Note (this "**Note**") originally issued by VG Life Sciences, Inc. to **Jim Wolff** on **October 12, 2022**

The undersigned on behalf of the Holder**,** hereby elects to convert $______________________ of the aggregate outstanding Principal Amount indicated below of this Note into shares of Common Stock as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the Holder will not beneficially own more than 9.99% of the total outstanding shares of the Company.

Date to Effect Conversion: ____________________

Aggregate Principal Amount of Note Being Converted: ____________________

Aggregate Interest/Fees Being Converted: ____________________

Remaining Principal Balance: ____________________

Number of Shares of Common Stock to be Issued: ____________________

Applicable Conversion Price: ____________________

[Holder Company Name]

By: ____________________
Name: ____________________
Title: ____________________

---

[1] All capitalized terms not herein defined shall have the meaning ascribed to them in the Note.

EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

VG Life Sciences, Inc.

The undersigned, being directors of VG Life Sciences, Inc., a Delaware corporation (the "**Company**"), acting pursuant to the Bylaws of the Corporation, do hereby consent to, approve and adopt the following preamble and resolutions:

Convertible Note with Jim Wolff

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of the 10% Convertible Promissory Note to **Jim Wolff**.

The documents agreed to and dated **October 12, 2022** are as follows:

10% Convertible Promissory Note of the Company
Notarized Certificate of Corporate Secretary
Company Capitalization Table
Schedule 1 – Use of Proceeds

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company's then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of **October 12, 2022**.

____

By: Paul Strickland
Its: Director

EXHIBIT C

NOTARIZED CERTIFICATE OF CORPORATE SECRETARY OF

VG Life Sciences, Inc.

(Two Pages)

The undersigned, Paul Strickland is the duly appointed Corporate Secretary of VG Life Sciences, Inc., a Delaware corporation (the "**Company**").

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company's corporate and financial books and records, including, but not limited to, the Company's records relating to the following:

(A) The issuance of that certain 10% Convertible Promissory Note dated **October 12, 2022** (the "**Note Issuance Date**") issued to **Jim Wolff** (with any assignees or successors in interest, the "**Holder**") in the stated original principal amount of **$96,000.00** (the "**Note**");

(B) The Company's Board of Directors duly approved the issuance of the Note to the Holder;

(C) (D) Mark the appropriate selection:

X The Company represents that it is not a "shell company," as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined; or

___ The Company represents that (i) it was a "shell company," as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, (ii) since ______, 20__, it has no longer been a shell company, as so defined, and (iii) on _______, 20__, it provided Form 10-type information in a filing with the Securities and Exchange Commission.

(E) I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be "affiliates," as that term is defined in Rule 144(a)(1) of the Securities Act of 1933, as amended.

(F) I understand that all of the representations set forth in this Certificate will be relied upon by counsel to the Holder in connection with the preparation of a legal opinion.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed: ______________________________________ **Date:** ___________________

Name: Paul Strickland, Corporate Secretary

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS ________ DAY OF _____________________ 2022.

____
Notary Public

EXHIBIT D

COMPANY CAPITALIZATION TABLE AS OF September 30, 2022

COMMON STOCK AND COMMON STOCK EQUIVALENTS
ISSUED, OUTSTANDING AND RESERVED

DESCRIPTION	**AMOUNT**
Authorized Common Stock	
Authorized Capital Stock	
Authorized Common Stock	
Issued Common Stock	
Outstanding Common Stock	
Treasury Stock	
*Authorized, but unissued	
Authorized Preferred Stock	
Issued Preferred Stock	
Reserved for Equity Incentive Plans	
Reserved for Convertible Debt	
Reserved for Options and Warrants	
Reserved for Other Purposes	
TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS OUTSTANDING	

* This number includes all shares reserved for Convertible Debt

Note: If not applicable, enter "n/a" or "zero" in Column 2.

SCHEDULE 1

USE OF PROCEEDS

Pursuant to that certain 10% Convertible Promissory Note, the Company covenants that it has, as of the Effective Date of the Note, used the proceeds of the Note in the manner set forth below:

1. Tamra Mining Purchase Option Extension: $62,000.00
2. ST Equipment Technology: $20,950.00
3. Steinert Global Payments: $13,350.00

VG Life Sciences, Inc.

By: ______________________
Paul Strickland, Secretary

Dated: **October 12, 2022**